                                                                    EXHIBIT 99.1


                                                     ===========================
[TRANSOCEAN SEDCO FOREX lOGO]                        TRANSOCEAN SEDCO FOREX INC.
                                                     Post Office Box 2765
                                                     Houston TX 77252 2765

================================================================================
ANALYST CONTACT:    Jeffrey L. Chastain               NEWS RELEASE
                    713 232 7551
MEDIA CONTACT:      Guy A. Cantwell                   FOR RELEASE: March 1, 2002
                    713 232 7647

               TRANSOCEAN SEDCO FOREX INC. ANNOUNCES ACCEPTANCE OF
            NOTES TENDERED FOR FIVE SERIES OF R&B FALCON CORPORATION
                NOTES AND AMENDMENT AND EXTENSION FOR ONE SERIES

         HOUSTON--Transocean Sedco Forex Inc. (NYSE: RIG) today announced that it has accepted all notes validly tendered (and not withdrawn) pursuant to its exchange offers for the following series of notes of its indirect wholly-owned subsidiary, R&B Falcon Corporation:


=================================================================================================
                                                                                CONSENT PAYMENT
      SERIES OF R&B FALCON                               AGGREGATE PRINCIPAL       PER $1,000
             NOTES                                       AMOUNT OUTSTANDING     PRINCIPAL AMOUNT
      --------------------                               -------------------    -----------------
6.50% Notes due April 15, 2003......................         $239.5 million             $2.50
6.75% Notes due April 15, 2005......................         $350.0 million             $3.50
6.95% Notes due April 15, 2008......................         $250.0 million             $4.50
9.125% Notes due December 15, 2003..................         $ 87.1 million             $3.00
9.50% Notes due December 15, 2008...................         $300.0 million             $5.00
=================================================================================================

         Each of these exchange offers expired at 5:00 p.m., New York City time, on March 1, 2002. As of the expiration date, approximately $234.5 million, $342.3 million, $247.8 million, $76.9 million and $289.8 million principal amount of the 6.5% Notes, 6.75% Notes, 6.95% Notes, 9.125% Notes and 9.50% Notes, respectively, had been validly tendered (and not withdrawn). Transocean Sedco Forex has, in accordance with the terms and conditions of the exchange offers, notified the exchange agent of its acceptance of these notes.

         Transocean also announced that it has amended the exchange offer for the following series of notes to, among other things, increase the consent payment and extend the expiration date:


===================================================================================================
                                                                                NEW CONSENT PAYMENT
      SERIES OF R&B FALCON                                AGGREGATE PRINCIPAL       PER $1,000
           NOTES                                          AMOUNT OUTSTANDING    PRINCIPAL AMOUNT
      ---------------------                               -------------------   ------------------
7.375% Notes due April 15, 2018.....................         $250.0 million           $15.00
==================================================================================================

         The exchange offer for the 7.375% Notes will expire at Midnight, New York City time, on March 14, 2002, unless further extended. Tenders may be withdrawn at any time prior to the expiration date, but consents may not be revoked after the notes have been tendered. R&B Falcon will pay an amount in cash equal to the new consent payment listed above to each holder of 7.375% Notes tendered prior to the expiration date and accepted for exchange, including holders that have previously tendered their 7.375% Notes. In addition, Transocean Sedco Forex will issue new 7.375% Notes in exchange for outstanding R&B Falcon 7.375% Notes accepted for exchange. The new consent payment is conditioned on the receipt by Midnight, New York City time, on March 11, 2002, of valid consents from the holders of record as of the close of business on February 13, 2002 (the record date) of a majority in principal amount of the 7.375% Notes. As of March 1, 2002, approximately $103.5 million principal amount of the 7.375% Notes had been validly tendered (and not withdrawn).

         The terms and conditions of the exchange offers are contained in Transocean Sedco Forex's prospectus and consent solicitation statement, dated January 31, 2002, as supplemented to reflect amendments to the exchange offer for the 7.375% Notes, and the related letter of transmittal and consent. A copy of the supplement will be mailed to holders of the 7.375% Notes.

         Goldman, Sachs & Co. are the dealer managers for the exchange offers.

         Transocean Sedco Forex is making the exchange offers solely by the prospectus and consent solicitation statement and the related letters of transmittal and consent. Copies of the prospectus and consent solicitation statement can be obtained from Mellon Investor Services LLC, the Information Agent, at the following address:

                                   Mellon Investor Services LLC
                                   44 Wall Street, 7th Floor
                                   New York, NY  10005
                                   Toll Free:  (877) 698-6865
                                   Banks and Brokers:  (917) 320-6286

         This announcement is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any securities nor shall there be any sale or purchase of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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